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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2012
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2012, BorgWarner Inc. (the Company) issued a press release announcing that, effective January 1, 2013, Timothy Manganello, age 62, will transition from Chairman and Chief Executive Officer to Executive Chairman of the Company until his retirement from the Board of Directors on April 24, 2013 in connection with his planned retirement from the Company. Also effective January 1, 2013, James R. Verrier will assume the role of President and Chief Executive Officer and become a member of the Board of Directors of the Company. With the appointment of Mr. Verrier, the size of the Board will increase to 13 directors. Robin J. Adams, age 59, Vice Chairman and Chief Administrative Officer, will also resign from the Board of Directors on April 24, 2013 in connection with his planned retirement from the Company.
Mr. Verrier, age 49, is currently President and Chief Operating Officer and previously was Vice President of the Company, and President and General Manager of BorgWarner Morse TEC Inc. from January 2010 to March 2012, and Vice President and General Manager BorgWarner Turbo Systems Inc., passenger car products, from January 2006 to January 2010. A copy of the Company's news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The Compensation Committee of the Board of Directors simultaneously made adjustments to Mr. Manganello's, Mr. Adams' and Mr. Verrier's compensation effective January 1, 2013.
During 2013, Mr. Manganello will receive 80% of his 2012 salary and bonus opportunity for his service as Executive Chairman. During 2013, Mr. Adams will receive approximately 87% of his 2012 salary and bonus opportunity. In recognition of the contributions made by Messrs. Manganello and Adams to the growth of the Company, the Company agreed to waive the forfeiture provisions of existing and any future restricted stock and performance share grants made to them pursuant to the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan.
Mr. Verrier's compensation will remain substantially the same as previously disclosed in the Company's most recent proxy statement with respect to compensation elements and structure, but will be adjusted in accordance with his increased level of responsibility and seniority.

Item 7.01.	Regulation FD Disclosure

On November 15, 2012, BorgWarner Inc. (the “Company”) issued the press release attached to this Form 8-K as Exhibit 99.1. The information contained in the Exhibit 99.1 is being furnished and is not “filed” with the Securities and Exchange Commission and is not incorporated by reference into any registration statement under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8‑K:

	99.1	Press Release dated November 15, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: November 15, 2012	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Its:	Secretary